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                                                                   EXHIBIT 4.5.1

                                                                  EXECUTION COPY

                     AMENDMENT TO FIFTH AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


                                                 April 1, 2004



To each of the several holders of Restricted Stock named in Exhibit A attached hereto.

Ladies and Gentlemen:

      Pursuant to the Registration Rights Agreement dated as of November 26, 1997 by and among t. Breeders, Inc., now known as Viacell, Inc., a Delaware corporation (the "Company"), and the purchasers listed in the signature pages thereto (as amended and restated by that certain Amended and Restated Registration Rights Agreement, dated April 11, 2000, and as further amended by the Second Amended and Restated Registration Rights Agreement, dated November 10, 2000, the Third Amended and Restated Registration Rights Agreement, dated October 25, 2001, the Fourth Amended and Restated Registration Rights Agreement, dated September 30, 2003 and the Fifth Amended and Restated Registration Rights Agreement, dated December 23, 2003, the "Registration Rights Agreement"), the Company granted certain registration rights to the holders of the Company's (i) Series A Convertible Preferred Stock, $.01 par value, (ii) Series B Convertible Preferred Stock, $.01 par value, (iii) Series C Convertible Preferred Stock, $.01 par value, (iv) Series D Convertible Preferred Stock, $.01 par value, (v) Series E Convertible Preferred Stock, $.01 par value, (vi) Series F Convertible Preferred Stock, $.01 par value, (vii) Series G Convertible Preferred Stock, $.01 par value, (viii) Series H Convertible Preferred Stock, $.01 par value,
(ix) Series I Convertible Preferred Stock, $.01 par value, (x) Series J Convertible Preferred Stock, $.01 par value, (xi) Series K Convertible Preferred Stock, $.01 par value, and (xii) the Warrant Agreements exercisable for Common Stock (as defined herein) issuable pursuant to the Series D Unit/Series E Preferred Stock Purchase Agreement, dated as of November 26, 1997, the Warrant Agreements exercisable for Common Stock issuable to ARE-One, dated February 24, 2000, the Warrant Agreements exercisable for Common Stock issuable to Amgen Inc., dated as of April 9, 2002, the Warrant Agreements exercisable for Preferred Stock issuable to General Electric Capital Corporation, in connection with the debt facility, dated October 16, 2003, and the Warrant Agreements exercisable for Common Stock issuable pursuant to the Series J Purchase Agreement, dated September 30, 2003. The parties to the Registration Rights Agreement desire to amend the Registration Rights Agreement as set forth herein (the "Amendment") in order to clarify certain provisions of the Registration Rights Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Registration Rights Agreement.

      1. Amendment of Registration Rights Agreement. Section 13(g) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

            (g) "Lock-Up" Agreement. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days
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      following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 13(g). Each holder of Restricted Stock further agrees to, and shall, execute any such agreement as may be requested by the underwriters in the Company's IPO that is consistent with this Section 13(g) or that is necessary to give further effect thereto; provided that all such holders are requested by the underwriters to execute the same agreement. The underwriters in connection with the Company's IPO are intended third-party beneficiaries of this Section 13(g) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

      2. Miscellaneous.

            (a) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (b) Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Amendment, and this Amendment shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

            (c) Injunctive Relief. Each of the parties acknowledge that any breach of this Amendment by any one of them will cause irreparable harm to the other parties thereto and that in the event of such breach, the parties hereto shall be entitled, in addition to monetary damages and to any other remedies available under this Amendment and at law, to equitable relief, including injunctive relief.

            (d) Ratification of Registration Rights Agreement. Except as expressly amended hereby, the Registration Rights Agreement shall continue in full force and effect, and the parties ratify the Registration Rights Agreement in accordance with its terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Amendment to the Rights Agreement shall be a binding agreement between the Company and you.

                                        VIACELL, INC.




                                        By: /s/ Marc D. Beer
                                            ____________________________
                                            Marc D. Beer
                                            Chief Executive Officer


AGREED TO AND ACCEPTED as of the date first above written.

                      [PURCHASER SIGNATURE PAGE TO FOLLOW]

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                                                                  EXECUTION COPY

                                  VIACELL, INC.

                     SIGNATURE PAGE FOR HOLDERS OF WARRANTS,
               SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK, SERIES E PREFERRED STOCK, SERIES F PREFERRED STOCK, SERIES G PREFERRED STOCK, SERIES H PREFERRED STOCK, SERIES I PREFERRED STOCK, SERIES J PREFERRED STOCK
                          AND SERIES K PREFERRED STOCK,

By his, her or its execution and delivery of this signature page, the undersigned hereby joins in and agrees to be bound by the terms and conditions of each of the Amendment to Fifth Amended and Restated Registration Rights Agreement, subject to, and as of the date of, the execution and delivery of such Amendment by ViaCell, Inc., and authorizes this signature page to be attached to the Amendment to Fifth Amended and Restated Registration Rights Agreement, Agreement, or counterparts thereof.

           EXECUTED this ____ day of _________, 2004.


                                        ____________________________________
                                        Print Name of Investor

                                        By: ________________________________
                                        Name: ______________________________
                                        Title: _____________________________

                                        Record Address: ____________________
                                        ____________________________________
                                        ____________________________________

                                        Facsimile No.: _____________________